To Koninklijke Ahold N.V.
Albert Heijnweg 1
1507 EH  ZAANDAM
The Netherlands

J.M. van Dijk - advocaat

Amsterdam, 28 December 2000
Our ref.:       f:\126\007-126.doc\mb



Dear Sirs,

                             Koninklijke Ahold N.V.

                   Shelf registration under the United States
                  Securities Act of 1933, as amended, of common
                      shares and financing preferred shares

1      Introduction

       I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to Koninklijke Ahold N.V., with corporate seat in Zaandam (municipality Zaanstad), (the "Company") in connection with a shelf registration (the "Registration") by the Company with the United States Securities and Exchange Commission (the "SEC") of common shares and financing preferred shares, each having a nominal value of EUR 0.25, in the share capital of the Company (collectively, the "Shares").

2      Dutch Law

       This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3      Scope of Inquiry

       For the purpose of this opinion, I have examined the following documents:

3.1 A print of an e-mailed draft of a registration statement on Form F-3 and on Form S-3 relating to the Registration dated 19 December 2000 (excluding the documents incorporated in it by reference and any exhibits to it) (the "Registration Statement").

3.2 A photocopy of a notarial copy of the Company's deed of incorporation and its articles of association as most recently amended on 10 October 2000 according to the trade register extract referred to in paragraph 3.3, both as filed with the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.3 A faxed copy of a trade register extract regarding the Company provided by the Chamber of Commerce and dated 22 December 2000.

3.4 Faxed copies of extracts from the minutes of the meetings of the Company's executive board held on 26 October 1998, 17 May 1999 and 4 December 2000, including a resolution to make a shelf registration with the SEC for the Shares and other securities issuable by the Company and Ahold Finance U.S.A., Inc ("Securities") with an offering price of up to USD 3,950,000,000.

3.5 Faxed copies of written resolutions of the Company's supervisory board dated 15 January 1999, 20 May 1999 and 15 december 2000 to approve the shelf registration referred to in paragraph 3.4.

       In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.6 Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date in all material respects.

3.7 Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Amsterdam district court that the Company is not registered as having been declared bankrupt or granted suspension of payments.

       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4      Assumptions

       For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2    Each signature is the genuine signature of the individual concerned.

4.3 The extracts from the minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and the written resolutions referred to in paragraph 3 (i) were validly passed and remain in full force and effect without modification and (ii) comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law.

4.4 The Registration Statement has been filed with the SEC in the form referred to in paragraph 3.

4.5 The issue of the Shares will have been validly authorised in accordance with the Company's articles of association at the time of authorisation and any pre-emption rights in respect of the issue of the Shares will have been observed or validly excluded.

4.6 The nominal amount of the Shares and any agreed share premium will have been validly paid.

4.7 The Company's authorised share capital at the time of issue will be sufficient to allow for the issue of the Shares.

4.8 The Shares will have been (i) issued in the form and manner prescribed by the articles of association at the time of issue and (ii) otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

4.9 The Shares have been, are and will be offered anywhere in the world, and such an offer has been, is and will be announced, only in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

4.10 The aggregate of (i) the offer price of the Shares and Securities registered pursuant to the Registration and (ii) the offer price of USD 1,050,000,000 of securities previously registered with the SEC by the Company and Ahold Finance U.S.A., Inc does not exceed USD 5,000,000,000.

5      Opinion

       Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

5.1 The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 When issued, the Shares will have been duly authorised and validly issued in accordance with Dutch law and fully paid. The holders of the Shares will not be liable for the Company's obligations, except in the case of abuse of the Company's legal personality and other exceptional circumstances.

7      Reliance

       This opinion is solely for your benefit and solely for the purpose of the Registration. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else of for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent except that I hereby consent to (i) its filing with the SEC as an exhibit to the Registration Statement and (ii) the reference to it and De Brauw Blackstone Westbroek under the caption "Validity of Securities" in the prospectus included in the Registration Statement (but I do not admit that I am a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully,


/s/J.M. VAN DIJK
-------------------
J.M. van Dijk

for De Brauw Blackstone Westbroek N.V.